EXHIBIT 11.1

                          COMPUTATION OF INCOME (LOSS) PER SHARE

                                                               Three months ending
                                                                    March 31,
                                                               1996            1995
                                                            -----------   -----------
Primary income (loss) per share                                   --             --
     Adjustments to net income (loss):
       Net income (loss)                                   ($  254,058)   $   269,245

         Adjusted net income (loss)                        ($  254,058)   $   269,245

     Adjustments to shares outstanding:
       Actual weighted average shares outstanding            4,007,509      2,463,158
       Net additional shares issuable upon conversion of
        warrants and options                                      --             --
         Adjusted shares outstanding                         4,007,509      2,463,158

     Primary income (loss) per share                       ($     0.06)   $      0.11


                                                               Three months ending
                                                                    March 31,
                                                               1996            1995
                                                            -----------   -----------
Fully diluted income (loss) per Share                             --             --
     Adjustments to net income (loss):
       Net income (loss)                                   ($  254,058)   $   269,245
       Elimination of convertible notes interest expense                  $    34,741
       Elimination of deferred financing fees                            ($    33,027)
         Adjusted net income (loss)                        ($  254,058)   $   270,959

     Adjustments to shares outstanding:
       Actual weighted average shares outstanding            4,007,509      2,463,158
       Conversion of Convertible Notes into 15% of the                        314,062
         common stock outstanding
       Pre-emptive shares                                                      16,530
       Net additional shares issuable upon conversion of
        warrants and options                                      --             --
         Adjusted shares outstanding                         4,007,509      2,793,750

     Fully diluted income (loss) per share                 ($     0.06)   $      0.10
